Exhibit 99.1
AMERICAN REPROGRAPHICS REPORTS RESULTS FOR THIRD QUARTER 2010
•	Adjusted EPS of $0.01 per share

•	Cash from Operating Activities of $10.3 million
WALNUT CREEK, California (November 2, 2010) — American Reprographics Company (NYSE: ARP) (the “Company” or “ARC”), the nation’s leading provider of reprographic services and technology, today reported its financial results for the third quarter ended September 30, 2010.
“Results for the third quarter are in line with our projections announced in October. While revenues remained essentially flat throughout the period, we are encouraged by trends in our performance that suggest we may be at the bottom of the current cycle,” said K. “Suri” Suriyakumar, Chairman, President and CEO. “We were also pleased with the acquisition of several new Global Services accounts in the third quarter, and with our continuing progress in securing new color business through our Riot production centers. While we might hit short-term setbacks as we recover from such a deep financial crisis, I am confident that the steps we have taken are moving us in the right direction.”
“Generating strong cash flow from our existing business and tightening our cost structure has kept us healthy and strong throughout this downturn,” Mr. Suriyakumar continued. “And we have more flexibility in meeting our financial obligations if the need arises. As we’ve noted in the past, reducing the number of our branch locations remains an option should weak economic conditions persist. We are also in an excellent position to explore a more favorable debt structure in the future.”
Management noted that the Company acquired six new Global Services accounts since June, which are projected to generate more than $9 million in sales for 2011. The accounts were won primarily on the strength of ARC’s managed print services offering. The Company also reported that the base of high-profile Riot Creative Imaging clients continued to grow, and that approximately $12 million of costs for the year are being eliminated through its ongoing “Stay Fit” cost reduction program.
Net revenue for the third quarter of 2010 was $109.4 million and gross margin was 32%. ARC reported a net loss for the third quarter of 2010 of $25.2 million, or a loss of $0.56 per diluted share, which included a goodwill impairment charge of $38.3 million based on its annual goodwill impairment assessment conducted as of September 30, 2010 (see description below). Adjusted to exclude the period’s goodwill impairment, net income for the third quarter of 2010 was $0.3 million, or $0.01 per diluted share.

Net revenue for the nine-month period ended September 30, 2010 was $336.7 million and gross margin was 33%. ARC reported a net loss for the first nine months of 2010 of $22.8 million, or $0.50 per diluted share, which included the goodwill impairment noted above. Adjusted to exclude the impairment, net income for the first nine months of 2010 was $2.8 million, or $0.06 per diluted share.
Impairment of Goodwill
The Company assesses goodwill for impairment at least annually as of September 30, or more frequently if events and circumstances indicate that goodwill might be impaired. Based on its annual assessment, the Company recorded a $38.3 million impairment as of September 30, 2010. The Company will not be required to make any current or future cash expenditures as a result of the goodwill impairment. The impairments and any special item charges will be reflected in the Company’s unaudited financial statements included in the Company’s Form 10-Q for the third quarter of 2010 to be filed with the U.S. Securities and Exchange Commission.
Outlook
The Company reaffirmed its revised annual earnings per share and cash flow from operations forecast for 2010, excluding the impairment of goodwill and any other one-time charges that may be incurred through December 31, 2010. EPS for the full year of 2010 is forecast to be in the range of $0.04 to $0.09 on a fully-diluted basis. Cash flow from operations for the same period is projected to be in the range of $50 million to $60 million.
Teleconference and Webcast
American Reprographics Company will host a conference call and audio webcast today at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time) to discuss results for the Company’s third quarter 2010 and business outlook. The conference call can be accessed by dialing 877-402-8179. The conference ID number is 16959809.
A replay of this call will be available approximately one hour after the call for seven days following the call’s conclusion. To access the replay, dial 800-642-1687. The conference ID number is 16959809.
A Web archive will be made available at http://www.e-arc.com for approximately 90 days following the call’s conclusion.

About American Reprographics Company
American Reprographics Company is the leading reprographics company in the United States providing business-to-business document management technology and services to the architectural, engineering and construction, or AEC industries. The Company provides these services to companies in non-AEC industries, such as technology, financial services, retail, entertainment, and food and hospitality, which also require sophisticated document management services. American Reprographics Company provides its core services through its suite of reprographics technology products, a network of hundreds of locally-branded reprographics service centers across the U.S., Canada and the U.K, on-site at more than 5,000 customer locations, and through UDS, a joint-venture company headquartered in Beijing, China. The Company’s service centers are arranged in a hub and satellite structure and are digitally connected as a cohesive network, allowing the provision of services both locally and nationally to more than 138,000 active customers.
Forward-Looking Statements
This press release contains forward-looking statements that are based on current opinions, estimates and assumptions of management regarding future events and the future financial performance of the Company. Words such as “anticipates,” “projects,” “expect,” “suggests,” and similar expressions identify forward-looking statements and all statements other than statements of historical fact, including, but not limited to, any projections regarding earnings, revenues and financial performance of the Company, could be deemed forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Factors that could cause our actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, the current economic downturn, general economic conditions and downturn in the architectural, engineering and construction industries specifically; our ability to streamline operations and reduce and/or manage costs; competition in our industry and innovation by our competitors; our failure to anticipate and adapt to future changes in our industry; our failure to take advantage of market opportunities and/or to complete acquisitions; our failure to manage acquisitions, including our inability to integrate and merge the business operations of the acquired companies or failure to retain key personnel and customers of acquired companies; our dependence on certain key vendors for equipment, maintenance services and supplies; damage or disruption to our facilities, our technology centers, our vendors or a majority of our customers; and our failure to continue to develop and introduce new products and services successfully. The foregoing list of risks and uncertainties is illustrative but is by no means exhaustive. For more information on factors that may affect our future performance, please review our periodic filings with the U.S. Securities and Exchange Commission, and specifically the risk factors set forth in our most recent reports on Form 10-K and Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.
Contacts:

David Stickney	Joseph Villalta
American Reprographics Company	The Ruth Group
Phone: 925-949-5100	Phone: 646-536-7003

American Reprographics Company
Consolidated Balance Sheets
(Dollars in thousands, except per share data)
(Unaudited)

	September 30,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$29,755	$29,377
Accounts receivable, net	58,432	53,919
Inventories, net	11,034	10,605
Deferred income taxes	5,640	5,568
Prepaid expenses and other current assets	13,082	7,011

Total current assets	117,943	106,480

Property and equipment, net	60,402	74,568
Goodwill	294,759	332,518
Other intangible assets, net	66,592	74,208
Deferred financing costs, net	2,923	4,082
Deferred income taxes	36,816	26,987
Other assets	2,157	2,111

Total assets	$581,592	$620,954

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$24,180	$23,355
Accrued payroll and payroll-related expenses	11,575	8,804
Accrued expenses	24,353	24,540
Current portion of long-term debt and capital leases	64,444	53,520

Total current liabilities	124,552	110,219

Long-term debt and capital leases	183,802	220,711
Other long-term liabilities	9,067	8,000

Total liabilities	317,421	338,930

Commitments and contingencies

Stockholders’ equity:
American Reprographics Company stockholders’ equity:
Preferred stock, $0.001 par value, 25,000,000 shares authorized; zero and zero shares issued and outstanding	—	—
Common stock, $0.001 par value, 150,000,000 shares authorized; 46,172,122 and 46,112,653 shares issued and 45,724,468 and 45,664,999 shares outstanding in 2010 and 2009, respectively	46	46
Additional paid-in capital	94,550	89,982
Retained earnings	178,213	200,961
Accumulated other comprehensive loss	(7,078)	(7,273)

	265,731	283,716
Less cost of common stock in treasury, 447,654 shares in 2010 and 2009	7,709	7,709

Total American Reprographics Company stockholders’ equity	258,022	276,007
Noncontrolling interest	6,149	6,017

Total stockholders’ equity	264,171	282,024

Total liabilities and stockholders’ equity	$581,592	$620,954

American Reprographics Company
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Reprographics services	$72,709	$81,989	$227,419	$274,663
Facilities management	22,602	23,395	67,632	75,158
Equipment and supplies sales	14,110	13,966	41,619	40,066

Total net sales	109,421	119,350	336,670	389,887
Cost of sales	74,403	78,219	225,346	247,622

Gross profit	35,018	41,131	111,324	142,265
Selling, general and administrative expenses	26,612	27,330	81,912	88,335
Amortization of intangible assets	2,466	2,777	7,659	8,674
Goodwill impairment	38,263	37,382	38,263	37,382
Impairment of long-lived assets	—	781	—	781

(Loss) income from operations	(32,323)	(27,139)	(16,510)	7,093
Other income, net	(52)	(41)	(129)	(138)
Interest expense, net	5,614	6,428	17,256	18,060

Loss before income tax (benefit) provision	(37,885)	(33,526)	(33,637)	(10,829)
Income tax (benefit) provision	(12,668)	(5,334)	(10,862)	3,520

Net loss	(25,217)	(28,192)	(22,775)	(14,349)
Loss attributable to the noncontrolling interest	73	28	27	39

Net loss attributable to American Reprographics Company	$(25,144)	$(28,164)	$(22,748)	$(14,310)

Earnings per share attributable to American Reprographics Company shareholders:
Basic	$(0.56)	$(0.62)	$(0.50)	$(0.32)

Diluted	$(0.56)	$(0.62)	$(0.50)	$(0.32)

Weighted average common shares outstanding:
Basic	45,224,369	45,138,446	45,190,660	45,115,059
Diluted	45,224,369	45,138,446	45,190,660	45,115,059

American Reprographics Company
Non-GAAP Measures
Reconciliation of cash flows provided by operating activities to EBIT and EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Cash flows provided by operating activities	$10,262	$19,566	$38,008	$75,364
Changes in operating assets and liabilities	6,166	704	7,443	(8,851)
Non-cash (expenses) income, including depreciation and amortization	(41,645)	(48,462)	(68,226)	(80,862)
Income tax (benefit) provision	(12,668)	(5,334)	(10,862)	3,520
Interest expense	5,614	6,428	17,256	18,060
Net loss attributable to the noncontrolling interest	73	28	27	39

EBIT	(32,198)	(27,070)	(16,354)	7,270
Depreciation and amortization	10,757	12,185	33,521	37,651
Stock-based compensation	1,453	1,403	4,371	3,564

EBITDA	$(19,988)	$(13,482)	$21,538	$48,485

American Reprographics Company
Non-GAAP Measures
Reconciliation of net loss attributable to ARC to unaudited adjusted net income attributable to ARC
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Net loss attributable to ARC	$(25,144)	$(28,164)	$(22,748)	$(14,310)
Goodwill impairment	38,263	37,382	38,263	37,382
Impairment of long-lived assets	—	781	—	781
Ineffective portion of Swap Transaction	44	960	150	960
Income tax benefit, related to above items	(12,838)	(8,041)	(12,880)	(8,041)

Unaudited adjusted net income attributable to ARC	$325	$2,918	$2,785	$16,772

Earnings per share attributable to ARC shareholders (actual):
Basic	$(0.56)	$(0.62)	$(0.50)	$(0.32)

Diluted	$(0.56)	$(0.62)	$(0.50)	$(0.32)

Weighted average common shares outstanding:
Basic	45,224,369	45,138,446	45,190,660	45,115,059
Diluted	45,224,369	45,138,446	45,190,660	45,115,059

Earnings per share attributable to ARC shareholders (adjusted):
Basic	$0.01	$0.06	$0.06	$0.37

Diluted	$0.01	$0.06	$0.06	$0.37

Weighted average common shares outstanding:
Basic	45,224,369	45,138,446	45,190,660	45,115,059
Diluted	45,439,385	45,352,608	45,432,553	45,229,386

American Reprographics Company
Non-GAAP Measures
Reconciliation of net loss attributable to ARC to EBIT to EBITDA and adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Net loss attributable to ARC	$(25,144)	$(28,164)	$(22,748)	$(14,310)
Interest expense, net	5,614	6,428	17,256	18,060
Income tax (benefit) provision	(12,668)	(5,334)	(10,862)	3,520

EBIT	(32,198)	(27,070)	(16,354)	7,270
Depreciation and amortization	10,757	12,185	33,521	37,651
Stock-based compensation	1,453	1,403	4,371	3,564

EBITDA	$(19,988)	$(13,482)	$21,538	$48,485

Special items:
Goodwill impairment	38,263	37,382	38,263	37,382
Impairment of long-lived assets	—	781	—	781

Adjusted EBITDA	$18,275	$24,681	$59,801	$86,648

Non-GAAP Measures
EBIT, EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating, investing or financing activities as a measure of our liquidity.
EBIT represents net income before interest and taxes. EBITDA represents net income before interest, taxes, depreciation, amortization and stock-based compensation. Deducting stock-based compensation in calculating EBITDA is consistent with the definition of EBITDA in our amended credit and guaranty agreement, therefore we believe this information is useful to investors in assessing our ability to meet our debt covenants. EBIT margin is a non-GAAP measure calculated by dividing EBIT by net sales. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by net sales.
We present EBIT, EBITDA and related ratios because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them.
We use EBIT and EBITDA to measure and compare the performance of our operating segments. Our operating segments’ financial performance includes all of the operating activities except for debt and taxation which are managed at the corporate level for U.S. operating segments. As a result, EBIT is the best measure of divisional profitability and the most useful metric by which to measure and compare the performance of our operating segments. We also use EBIT to measure performance for determining operating segment-level compensation and we use EBITDA to measure performance for determining consolidated-level compensation. We also use EBIT and EBITDA to evaluate potential acquisitions and to evaluate whether to incur capital expenditures.
EBIT, EBITDA and related ratios have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:
•	They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;

•	They do not reflect changes in, or cash requirements for, our working capital needs;

•	They do not reflect the significant interest expense, or the cash requirements necessary, to service interest or principal payments on our debt;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, EBIT, EBITDA, and related ratios should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBIT, EBITDA and related ratios only as supplements. For more information, see our interim Condensed Consolidated Financial Statements and related notes on our 2010 third quarter report on Form 10-Q. Additionally, please refer to our 2009 Annual Report on Form 10-K.
We have presented adjusted net loss attributable to ARC and adjusted earnings per share attributable to ARC shareholders for the three and nine months ended September 30, 2010 and 2009 to reflect the exclusion of the goodwill impairment charges, long-lived assets impairment charge and the ineffective portion of the Swap Transaction. This presentation facilitates a meaningful comparison of our operating results for the three and nine months ended September 30, 2010 and 2009. We presented adjusted EBITDA in the three and nine months ended September 30, 2010 and 2009 to exclude the non-cash goodwill and long-lived assets impairment total charges of $38.3 million and $38.2 million, respectively, as we believe this was a result of the current macroeconomic environment and not indicative of our operations. The exclusion of the goodwill and long-lived assets impairment charges to arrive at adjusted EBITDA is consistent with the definition of adjusted EBITDA in the amendment (the “Amended Credit Agreement”) to the Credit Agreement, therefore we believe this information is useful to investors in assessing our ability to meet our debt covenants.

American Reprographics Company
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Cash flows from operating activities
Net loss	$(25,217)	$(28,192)	$(22,775)	$(14,349)
Adjustments to reconcile net loss to net cash provided by operating activities:
Allowance for accounts receivable	281	299	598	2,842
Depreciation	8,291	9,408	25,862	28,977
Amortization of intangible assets	2,466	2,777	7,659	8,674
Amortization of deferred financing costs	389	317	1,159	972
Goodwill impairment	38,263	37,382	38,263	37,382
Impairment of long-lived assets	—	781	—	781
Stock-based compensation	1,453	1,403	4,371	3,564
Excess tax benefit related to stock-based compensation	—	(13)	(38)	(18)
Deferred income taxes	(9,914)	(3,929)	(9,750)	(2,258)
Other noncash items, net	416	37	102	(54)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	751	5,503	(5,033)	11,237
Inventory	829	(563)	(456)	355
Prepaid expenses and other assets	(3,582)	(1,479)	(5,516)	3,675
Accounts payable and accrued expenses	(4,164)	(4,165)	3,562	(6,416)

Net cash provided by operating activities	10,262	19,566	38,008	75,364

Cash flows from investing activities
Capital expenditures	(2,919)	(1,928)	(5,696)	(5,852)
Payments for businesses acquired, net of cash acquired and including other cash payments associated with the acquisitions	(500)	(1,102)	(500)	(2,023)
Other	(91)	274	754	716

Net cash used in investing activities	(3,510)	(2,756)	(5,442)	(7,159)

Cash flows from financing activities
Proceeds from stock option exercises	—	46	125	63
Proceeds from issuance of common stock under Employee Stock Purchase Plan	21	70	37	116
Excess tax benefit related to stock-based compensation	—	13	38	18
Payments on long-term debt agreements and capital leases	(10,607)	(14,632)	(32,203)	(55,838)
Net borrowings (repayments) under revolving credit facility	(327)	—	(450)	—
Payment of loan fees	—	—	—	(44)

Net cash used in financing activities	(10,913)	(14,503)	(32,453)	(55,685)

Effect of foreign currency translation on cash balances	243	(14)	265	117

Net change in cash and cash equivalents	(3,918)	2,293	378	12,637
Cash and cash equivalents at beginning of period	33,673	56,886	29,377	46,542

Cash and cash equivalents at end of period	$29,755	$59,179	$29,755	$59,179

Supplemental disclosure of cash flow information
Noncash investing and financing activities
Noncash transactions include the following:
Capital lease obligations incurred	$2,408	$2,411	$6,802	$12,134
Issuance of subordinated notes in connection with the acquisition of businesses	$—	$—	$—	$246
Net gain (loss) on derivative	$55	$289	$(119)	$2,476